UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2022 (November 2, 2022)

ASSERTIO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(Address of Principal Executive Offices; Zip Code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2022, Assertio Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2022.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On November 2, 2022, the Board of Directors of the Company approved and adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which became effective as of such date. Among other things, the amendments effected by the Amended and Restated Bylaws:

•Implement certain procedural requirements related to business proposals and director nominations by stockholders in light of the recently adopted Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) and reflect certain other administrative changes resulting from the Universal Proxy Rules, including:
◦requiring additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to proposing stockholders;
◦requiring any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and the Amended and Restated Bylaws and to provide evidence that the stockholder has complied with such requirements;
◦clarifying that any stockholder submitting a nomination or other proposal must comply with applicable Exchange Act requirements and clarifying the Company’s ability to disregard such nomination or proposal in the event such stockholder does not so comply;
◦limiting the number of director candidates a stockholder may nominate to the number of directors to be elected at the applicable annual or special meeting;
◦clarifying the timing for providing, updating and correcting information in connection with stockholders’ proposal of nominees and business; and
◦requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Company.
•Update various provisions to reflect amendments and other matters related to the Delaware General Corporation Law (the “DGCL”), including:
◦revising the conditions under which notice need not be given of any adjourned meeting; and
◦eliminating the requirement that the list of stockholders be open to examination at meetings of stockholders.

The Amended and Restated Bylaws also incorporate certain ministerial, clarifying and conforming changes, including changes to align with the language used in certain provisions of the DGCL.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed with this report as Exhibit 3.1 and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Amended and Restated Bylaws of Assertio Holdings, Inc, dated November 2, 2022

	99.1	Assertio Holdings, Inc. Press Release issued on November 8, 2022

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: November 8,2022	By:	/s/ Daniel A. Peisert
Daniel A. Peisert
President and Chief Executive Officer